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                                                                    Exhibit 23.1

                         Independent Auditors' Consent

     The Board of Directors
     DTVN Holdings, Inc.:

     We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-41492 and 333-53348) of DTVN Holdings, Inc. (formerly Zydeco Energy, Inc.) of our report dated February 16, 2001, relating to the consolidated balance sheets of DTVN Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss and cash flows for the years then ended included in this Form 10-KSB.



                                                  KPMG LLP

     Dallas, Texas
     March 26, 2001